SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2013
Blonder Tongue Laboratories, Inc. (Exact Name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-14120 (Commission File Number)	52-1611421 (I.R.S. Employer Identification No.)
One Jake Brown Road, Old Bridge, New Jersey 08857 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (732) 679-4000
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                          Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders (“2013 Annual Meeting”) of Blonder Tongue Laboratories, Inc. (the “Company”) was held on May 23, 2013.  On March 28, 2013, the record date for the Annual Meeting, 6,215,706 shares of the Company’s common stock were outstanding and entitled to one vote per share upon all matters submitted at the 2013 Annual Meeting.   The matters voted on at the 2013 Annual Meeting and the voting results for each matter are set forth below.

(i)   The following individuals were elected to serve as directors of the Company for three-year terms to expire at the 2016 annual meeting of stockholders.

DIRECTORS	FOR	WITHHELD	BROKER NON-VOTE

Charles E. Dietz	3,843,274	184,431	1,877,146
James F. Williams	3,823,772	203,933	1,877,146

(ii)  Stockholders passed an advisory resolution to approve the Company’s executive compensation as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE

2,782,706	586,169	65,830	1,877,146

(iii)  Stockholders voted, on an advisory basis, on the preferred frequency of holding future advisory votes on executive compensation as follows:

THREE YEARS	TWO YEARS	ONE YEAR	ABSTAIN	BROKER NON-VOTE

2,611,585	8,930	1,349,310	57,880	1,877,146

Based on these results, and consistent with the recommendation of the Company’s Board of Directors, the Board of Directors has determined that the Company will hold an advisory vote on executive compensation every three years until the next advisory vote on the frequency of future advisory votes on executive compensation.

(iv) The stockholders approved a proposal to ratify the appointment of Marcum LLP, certified public accountants, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

FOR	AGAINST	ABSTAIN
5,817,778	18,235	68,838

Item 9.01.  Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Not applicable

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLONDER TONGUE LABORATORIES, INC.

By:  /s/ Eric Skolnik
Eric Skolnik
Senior Vice President and Chief Financial Officer

Date: May 29, 2013

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